UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2017

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA		02472
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 14, 2017, the Board of Directors (the “Board”) of Bright Horizons Family Solutions Inc. (the “Company”), amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) to adopt a majority voting standard for uncontested elections of directors, to add a related resignation requirement and to make certain other ministerial changes. In particular, the amendments include the following changes:

•	A new Section 2.2 to provide for a majority voting standard for uncontested elections of directors whereby a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (disregarding for these purposes abstentions and broker non-votes). Directors will continue to be elected by a plurality of the votes cast if the election is a contested election of directors (as defined in the Bylaws).

•	A proposed nominee must deliver an irrevocable letter of resignation as a director, effective upon such person’s failure to receive the required vote for reelection at the next meeting of stockholders at which such person faces reelection.

•	To the extent that an irrevocable resignation has not been previously received by the Board from an incumbent director, in an election that is not a contested election, if any incumbent director nominated for reelection fails to receive a majority of the votes cast in an election, such director will promptly tender his or her resignation to the Board.

•	The Nominating and Corporate Governance Committee shall make a recommendation to the Board as to whether to accept or reject an incumbent director’s resignation, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation and the rationale behind the decision within 90 days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board does not accept the resignation, the incumbent director will continue to serve until the next annual meeting and until his or her successor is duly elected, or earlier resignation or removal.

Additionally, the Bylaws were amended to make certain ministerial changes including, but not limited to:

•	revising the advance notice provisions of Section 1.2 to clarify certain provisions, including the definition of a “Stockholder Associated Person”;

•	updating the definition of “public announcement” and adding a definition of “close of business”;

•	adding a new Section 2.3 to clarify that vacancies on the Board will be filled as provided for in the Company’s second restated certificate of incorporation; and

•	revising the language in Section 2.4 regarding resignation of directors to have it conform to the language contained in the Company’s second restated certificate of incorporation.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated in this Item 5.03 by reference. Additionally, a copy of the Bylaws, marked to show changes from the former Bylaws, is also included as Exhibit 3.2 hereto (additions are underlined and deletions are struck through).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, effective March 14, 2017

3.2	Amended and Restated Bylaws of the Company, effective March 14, 2017 (marked)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer

Date: March 15, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, effective March 14, 2017

3.2	Amended and Restated Bylaws of the Company, effective March 14, 2017 (marked)